As filed with the Securities and Exchange Commission on September 3, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SMARTFORCE PUBLIC LIMITED COMPANY
(Exact name of Registrant as specified in its charter)

Republic of Ireland	N.A.

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Chesapeake Drive
Redwood City, CA 94063
(Address, including zip code, of Registrant’s principal executive offices)

2002 Share Option Plan
1996 Supplemental Share Option Plan
1995 Employee Share Purchase Plan
(Full title of the plan)

Gregory M. Priest
Chairman and Chief Executive Officer
SmartForce Public Limited Company
900 Chesapeake Drive
Redwood City, California 94063
(650) 817-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven V. Bernard
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares issuable upon exercise of options under the 2002 Share Option Plan (3)	2,350,000	(4)	$4.35	(1)	$10,222,500	$940.47	(1)

Ordinary Shares issuable upon exercise of options under 1996 Supplemental Share Option Plan (3)	3,000,000	(4)	$4.35	(1)	$13,050,000	$1,200.60	(1)

Ordinary Shares issuable under the 1995 Employee Share Purchase Plan (3)	500,000	(4)	$3.69	(2)	$1,845,000	$169.74	(2)

TOTAL	5,850,000	(4)			$25,117,500	$2,310.81

(1)
Computed pursuant to Rule 457(h) and (c) solely for the purpose of determining the registration fee based on the average high and low trading price of the Registrant’s American Depository Shares on the Nasdaq National Market on August 30, 2002, which price is $4.35.

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low trading prices of the Registrant’s American Depository Shares on the Nasdaq National Market on August 30, 2002, which price is $3.69.

(3)	Each Ordinary Share is represented by one of the Registrant’s American Depositary Shares. Each ordinary share issued will have attached thereto one subscription right.
(4)
Pursuant to Rule 416, the Registration Statement on Form S-8 shall also cover any additional Ordinary Shares that become issuable under the 2002 Share Option Plan, the 1996 Supplemental Share Option Plan or the 1995 Employee Share Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registration’s outstanding Ordinary Shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents and information filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2002.

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended on March 31, 2002.

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended on June 30, 2002.

4.	The Registrant’s Current Report on Form 8-K dated April 8, 2002.

5.	The Registrant’s Current Report on Form 8-K dated June 14, 2002.

6.	The description of Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed on March 9, 1995 and amended on April 10, 1995.

7.	The description of the Registrant’s Subscription Rights contained in the Registrant’s Registration Statement on Form 8-A filed on October 5, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTEREST OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation of the Registrant’s subsidiary, SmartForce (USA), authorizes such subsidiary to indemnify the directors and officers of such subsidiary or the Registrant serving at the request of such subsidiary against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer of such subsidiary or the Registrant serving at the request of such subsidiary. The Registrant’s subsidiary, SmartForce USA, has entered into indemnification agreements with its directors and officers and directors and officers of the Registrant serving at the request of SmartForce USA. The indemnification agreements under certain circumstances require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant has obtained directors and officers’ insurance providing indemnification for certain of the Registrant’s directors, officers, affiliates or employees for certain liabilities.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIM.

Not applicable.

ITEM 8.    EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Document
4.1	2002 Outside Director Option Plan.
4.2(1)	1996 Supplemental Share Option Plan.
4.3(2)	1995 Employee Share Purchase Plan.
5.1	Opinion of Binchys, Solicitors with respect to the securities being registered.
23.1	Consent of Ernst & Young.
23.2	Consent of Binchys, Solicitors (contained in Exhibit 5.1).
24.1	Power of Attorney (see Signatures).

(1)	Incorporated by reference to Exhibit 10.16 to the Registrant’s Form 10-K for the fiscal year ended December 31, 1996.
(2)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Form F-1 declared effective with the SEC on April 13, 1995 (File No. 0-25674).

ITEM 9.    UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this August 30, 2002.

SMARTFORCE PUBLIC LIMITED COMPANY

By:	/s/ GREGORY M. PRIEST
Gregory M. Priest Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Priest and Patrick Eric Murphy, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ GREGORY M. PRIEST Gregory M. Priest	Chief Executive Officer (principal executive officer and principal financial officer) and Chairman of the Board	August 30, 2002

/s/ PATRICK ERIC MURPHY Patrick Eric Murphy	Vice President, Finance (principal accounting officer)	August 30, 2002

/s/ JAMES S. KRZYWICKI James S. Krzywicki	Director	August 30, 2002

Patrick J. McDonagh	Director	August 30, 2002

/s/ JOHN M. GRILLOS John M. Grillos	Director	August 30, 2002

/s/ RONALD C. CONWAY Ronald C. Conway	Director	August 30, 2002

/s/ FERDNAND VON PRONDINSKI Ferdnand von Prondinski	Director	August 30, 2002

INDEX TO EXHIBITS

Exhibit Number	Document
4.1	2002 Share Option Plan.
4.2(1)	1996 Supplemental Share Option Plan.
4.3(2)	1995 Employee Share Purchase Plan.
5.1	Opinion of Binchys, Solicitors with respect to the securities being registered.
23.1	Consent of Ernst & Young.
23.2	Consent of Binchys, Solicitors (contained in Exhibit 5.1).
24.1	Power of Attorney (see Signatures).

(1)	Incorporated by reference to Exhibit 10.16 to the Registrant’s Form 10-K for the fiscal year ended December 31, 1996.
(2)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Form F-1 declared effective with the SEC on April 13, 1995 (File No. 0-25674).